EXHIBIT 10.13


                    SEVERANCE AGREEMENT AND GENERAL RELEASE


      This Severance  Agreement and General Release  ("Agreement") is made and
entered  into  by  and  between   Rodney L.   Norville   ("Employee")  and  GK
Intelligent Systems, Inc. ("the Company").

      WHEREAS, Employee was employed by the Company in the capacity of Vice President of Administrative Affairs and General Counsel pursuant to an Employment Agreement executed in December 1993, extended in December 1996, and amended and restated on March 13, 1998, and an Addendum to the Amended and Restated Employment Agreement, executed on March 13, 1998 (collectively referred to as the "Employment Agreement");

      WHEREAS, Employee desires to terminate the employment relationship pursuant to Article 4.3 of the Addendum to the Amended and Restated Employment Agreement, and the Company desires to accept Employee's resignation and waive the notice required therein;

      NOW THEREFORE, Employee and the Company (collectively referred to as the "Parties") do hereby agree as follows:

      1. TERMINATION OF EMPLOYMENT. The employment of Employee with the Company, is terminated as of September 14, 1998 (the "termination date"). This Agreement supersedes the terms of the Employment Agreement. By executing this Agreement, the Parties hereby terminate the Employment Agreement, SAVE AND EXCEPT (i) Employee's ongoing and continuing obligations of confidentiality and non-disclosure; (ii) Employee's covenant not to compete; and (iii) all other provisions which by their terms survive termination of the Employment Agreement.

      2. CONSIDERATION. In consideration of the release of all claims, disputes and causes of action which Employee, Employee's heirs, executors, administrators or assigns have or may have against the Company, as well as the other agreements contained in this Agreement, the Company shall pay Employee compensation and benefits (collectively referred to as the "Severance Payment") as follows:

      (i) MONTHLY INSTALLMENT PAYMENTS. The Company shall pay Employee, subject to the provisions hereof, the gross amount of $360,000, less applicable withholding taxes, to be paid to Employee at the gross rate of (a) $7,500 per month for a period of twelve (12) months, commencing on October 15, 1998, and continuing through September 15, 1999, and (b) $15,000 per month for a period of eighteen (18) months commencing on September 15, 1999 and continuing through March 15, 2001.

      (ii) BONUS WARRANTS. The Company agrees that Employee is entitled to retain warrants for 1,200,000 shares of the Company's restricted common stock (the "Bonus Warrants"), in accordance with the terms of the Warrant Agreement, dated March 13, 1998, a copy of which is attached hereto as "Exhibit A."

      (iii) GROUP HEALTH INSURANCE. The Company shall pay the Employee's premium payment to continue the group health insurance benefits for Employee and his dependents under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") through March 15, 2001.

      The Company further acknowledges that incentive stock options to purchase 320,000 shares of the Company's restricted stock and warrants to purchase 180,000 shares of the Company's restricted stock, both at $0.3125 per share, have already vested, pursuant to paragraph 3.1(b) of the Addendum to the Amended and Restated Employment Agreement.

      3. RELEASE OF THE COMPANY . In consideration of receipt by Employee of the Severance Payment set forth in paragraph 2 above, Employee, on behalf of Employee's heirs, executors, successors, administrators, and assigns does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, its parents, subsidiaries, and affiliates as well as all of their respective present and former directors, officers, affiliates, agents, representatives, employees, successors, and assigns from any and all liabilities, damages, actions, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which Employee ever had, now has or hereafter may have against any of them through the date of this Agreement arising out of any act, omission, transaction, agreement or occurrence, including, but not limited to, all acts, omissions, transactions, occurrences, and claims related to or arising out of Employee's relationship and dealings with the Company, its parents, subsidiaries and/or affiliates and/or Employee's employment or the termination thereof, which may be the basis of any claims of any kind, whether sounding in contract or tort or arising out of statute or common law as well as any, complaint, charge, or proceeding in any federal, state or local court or administrative proceeding of any kind, or any other statute or regulation or independent tort claim, including claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. SS. 621 ET SEQ., as amended by the Older Workers' Benefit Protection Act. Employee further covenants not to sue the Company, or any of its parents, subsidiaries, affiliates, former or present officers, agents, representatives, employees, successors, or assigns in their individual capacities on any such claim, action, or cause of action.

      4. ASSIGNMENT OF CLAIMS. Any claims, actions, and/or causes of action which Employee may have against the Company that are not released in paragraph 3 above, are hereby ASSIGNED, SOLD, TRANSFERRED AND CONVEYED to the Company.

      5. BREACH OF AGREEMENT. In the event Employee breaches Sections 6, 7, or 8 of this Agreement or any of the provisions of the Employment Agreement that survive termination (including any of the foregoing provisions of Section 11 of the Amended and Restated Employment Agreement and Articles XI and XII of the Addendum to Amended and Restated Employment Agreement, dated March 13, 1998), the Company shall have no further obligation to make monthly installment payments to Employee under Section 2(i) of this Agreement. Employee agrees that violation of any of the foregoing provisions shall constitute a material breach of this Agreement.

      6. REAFFIRMATION OF NON-COMPETE AND NON-DISCLOSURE COVENANTS AND THE COMPANY'S OWNERSHIP OF WORK PRODUCT. Employee acknowledges and reaffirms the non-compete and non-disclosure covenants contained in the Employment Agreement. Employee also acknowledges the Company's ownership of intellectual property conceived, developed, written or contributed by Employee pursuant to his Employment Agreement, and all rights in works prepared or performed by Employee pursuant to his Employment Agreement. Employee recognizes and agrees that such provisions (contained in Section 11 of the Amended and Restated Employment Agreement and Articles XI and XII of the Addendum to Amended and Restated Employment Agreement, dated March 13, 1998) continue in full force and effect beyond the date of termination of employment with the Company and the termination of the Employment Agreement. In view of the nature of Employee's employment and the proprietary and other information and trade secrets that Employee has received during the course of Employee's employment with the Company, Employee agrees that the Company would be irreparably harmed by any violation or threatened violation of the foregoing provisions of the Employment Agreement or this Agreement, and that the Company shall be entitled to injunctive relief prohibiting Employee from any such violation or threatened violation.

      7. NON-DISCLOSURE OF PRIVILEGED INFORMATION AND OTHER INFORMATION HELD IN FIDUCIARY CAPACITY. Inasmuch as Employee has been employed as an officer of the Company and as General Counsel for the Company, he holds attorney-client privileged information as well as other confidential information of the Company in a fiduciary capacity. Employee acknowledges and affirms his ongoing fiduciary and ethical obligations to maintain all such information absolutely confidential and secret. Employee further acknowledges and agrees that he shall not, without the prior written consent of the Company, divulge or disclose, directly or indirectly, any such information, knowledge or data to anyone other than the Company and counsel designated by the Company.

      8. COOPERATION IN LITIGATION AND INVESTIGATIONS. Employee agrees to cooperate in any investigations conducted by the Company for which the Company believes Employee to be a holder of information or to have knowledge of relevant facts. Employee agrees to participate in interviews and cooperate in the Company's efforts to gather information concerning any allegations of improper or unlawful conduct or occurrences or other matters investigated by the Company. Employee also agrees to cooperate with the Company and its counsel in any litigation or anticipated litigation involving the Company, by making himself available for interviews, fact gathering, and questioning, and for appearing at depositions and/or trial without the necessity of being served with a subpoena. Employee shall not assist or facilitate in the prosecution of any civil claims or litigation against the Company, and if requested to do so, shall promptly notify the Company.

      9. ASSIGNABILITY. Except as expressly indicated herein, this Agreement is intended to bind and inure to the benefit of, and be enforceable by the Company and Employee and their respective heirs, legal representatives, successors, and assigns.

      10. ACKNOWLEDGMENTS. Employee represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any representation or statement made by the Company, or its agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

      11. GOVERNING LAW AND ARBITRATION PROVISION. This Agreement and General Release is made and entered into in the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas. The parties agree that any disputes arising under this Agreement shall be submitted to resolution in accordance with the applicable rules of the American Arbitration Association ("AAA"). The parties agree that mediation and/or arbitration will take place in Harris County, Texas.

      12. CONSTRUCTION. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either of the Parties. The Parties further agree that there will be no presumption that any ambiguity in the Agreement shall be construed against the drafter of the Agreement.

      13. SAVINGS CLAUSE. Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

      14. SURVIVABILITY. The Parties acknowledge and agree that all provisions of the Employment Agreement that contemplate continuing performance by Employee after termination of Employee's employment with the Company shall survive such termination, including Employee's obligations pursuant to Section 11 of the Amended and Restated Employment Agreement and Articles XI and XII of the Addendum to Amended and Restated Employment Agreement, dated March 13, 1998.

      15. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire Agreement between the Parties respecting termination of Employee's employment relationship, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof.

      16. TIME PERIOD FOR ENFORCEABILITY/REVOCATION OF AGREEMENT. Payment of the above-described Severance Payment is contingent upon the Employee executing and returning this Severance Agreement and General Release to the Company. Furthermore, Employee has a seven (7) day period after executing this Agreement during which time Employee may revoke Employee's consent to the Agreement by returning any Severance Payments received with written notification of the decision to revoke the release to the Company, no later than seven (7) days after signing the Agreement below. This Agreement will not become effective or enforceable until such revocation period has expired.

      This Severance Agreement and General Release may not be revoked, but shall became valid, in effect, and enforceable unless the Company, physically receives such written notification of revocation of this Severance Agreement and General Release and refund of the consideration paid herein no later than seven (7) days after the date signed below. The Employee's acceptance and any revocation and refund are to be delivered to Gary Kimmons, President and Chief Executive Officer, GK Intelligent Systems, Inc., Marathon Oil Tower, 5555 San Felipe, Suite 625, Houston, Texas 77056.

      PLEASE READ CAREFULLY. THIS SEVERANCE AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS ARISING PRIOR TO ITS EXECUTION. YOU MAY CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.



                                    GK INTELLIGENT SYSTEMS, INC.


                                    By:___________________________________
                                          Gary F. Kimmons
                                          President

                                          Date:___________________________



                                          ________________________________
                                          Rodney L. Norville

                                          Date:___________________________

THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.

      On this day, before me, a notary public in and for said state, personally appeared Gary F. Kimmons, President of GK Intelligent Systems, Inc., known to me to be the person who executed the within Severance Agreement and General Release and acknowledged to me that he executed the same for the purposes therein stated on behalf of said corporation.

                                    ________________________________________
                                    Notary Public, State of Texas

                                    ________________________________________
                                    Printed Name of Notary
                                    My Commission Expires:__________________

THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF  HARRIS       ss.

      On this day, before me, a notary public in and for said state, personally appeared Rodney L. Norville, known to me to be the person who executed the within Severance Agreement and General Release and acknowledged to me that he executed the same for the purposes therein stated.


                                    _________________________________________
                                    Notary Public, State of Texas

                                    _________________________________________
                                    Printed Name of Notary
                                    My Commission Expires:___________________